SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 23, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events
The Board of Directors of Yadkin Valley Financial Corporation (“the Company”) (Nasdaq Global Select Market: YAVY), the holding company for Yadkin Valley Bank and Trust Company (“the Bank”), announced today a regular cash dividend of 13 cents per share for second quarter of 2008. The dividend is the 82nd consecutive quarterly dividend and provides an annualized return of 3.7% on today’s opening stock price of $13.88 per share. Payment will be made on July 25, 2008 to shareholders of record on July 10, 2008.
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company
By:	\s\ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer
Date:	June 23, 2008